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                              WESTWOOD ONE, INC.
                             LIST OF SUBSIDIARIES




WESTWOOD ONE RADIO, INC.

MUTUAL BROADCASTING SYSTEM, INC.

RADIO & RECORDS, INC.

WESTWOOD NATIONAL RADIO CORPORATION, INC.

NATIONAL RADIO NETWORK, INC.

THE SOURCE, INC.

TALKNET, INC.

WESTWOOD ONE SATELLITE SYSTEMS, INC.

KM RECORDS, INC.

WYNY-FM, INC.

WESTWOOD ONE STATIONS GROUP, INC.

WESTWOOD ONE STATIONS, L.A., INC.

WESTWOOD ONE STATIONS - NYC, INC.


                                  EXHIBIT 22